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                                                                   Exhibit 10.21

                         Marketing Cooperation Agreement


1. Parties. This marketing co-operation agreement is entered into as of the date of final execution hereof, by and between OCEAN POWER TECHNOLOGIES, INC., a corporation organized and existing under the laws of New Jersey, having its principal place of business at 1590 Reed Road, Pennington, NJ 08534 (hereinafter referred to as "OPT") and LOCKHEED MARTIN CORPORATION, a corporation organized and existing under the laws of the State of Maryland, USA, acting through its Maritime Systems and Sensors business unit, and having a place of business at 9500 Godwin Drive, Manassas, Virginia 20110-4157 (hereinafter referred to as "LM MS2"); the above parties may also be variously referred to as a "Party" or collectively as "Parties". The understandings arising hereunder shall apply only to the LM MS2 business unit and not to any other business unit, sector, group, division, subsidiary or affiliate of Lockheed Martin Corporation.

2. Purpose. The purpose of this document is to establish non-binding guidelines under which the parties will identify opportunities in which they may co-operatively market OPT's wave energy conversion technology for the mutual benefit of LM MS2 and OPT.

3. Basis. OPT and LM MS2 are currently working together on an SBIR project for the Department of Homeland Security. In this project OPT's wave energy conversion buoy houses and powers LM MS2 sensors to provide coastal surveillance of merchant vessels. OPT and LM MS2 have mutual interest in the pursuit of potential opportunities in Autonomous Maritime Sensing, Ocean Observation, and Autonomous Underwater Vehicle support for both Department of Defense and commercial customers. OPT has unique and extensive experience, knowledge and expertise in design, development, and support of wave energy conversion buoy technology. LM MS2 has extensive experience, knowledge, and expertise in sensor systems, underwater vehicles, systems engineering and integration, and program management.

4. Co-operative Marketing. Considering that the complimentary capabilities of the Parties can be expected to enhance their abilities to meet customer requirements, LM MS2 and OPT agree to work co-operatively to:

         a. Monitor Autonomous Maritime Sensing, Ocean Observation, Autonomous Underwater Vehicle and related programs for business opportunities of joint interest.

         b. Identify additional opportunities which could cost-effectively be addressed using OPT's wave energy conversion technology and LM MS2 capabilities.

         c. Determine together if, and how, LM MS2 and OPT should jointly pursue such opportunities.

5. Relationship of the Companies. LM MS2 and OPT shall at all times act as independent contractors in the activities contemplated hereunder. Neither party shall represent the other without prior written permission. Each Party shall bear its own cost, expenses, risks, and liabilities in connection with such activities.


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         Neither Party is under any obligation by virtue of this Agreement, except to discuss in good faith potential opportunities and to work together to market OPT's wave energy conversion technology. Once the parties jointly agree to pursue a specific marketing opportunity, both parties shall enter into a separate written agreement specifying what marketing and/or other resources each party will commit to the opportunity over a specified period of time. Additionally, the parties may mutually elect to enter separate teaming agreements to address opportunities of mutual interest.

6. Termination. This co-operative marketing agreement shall terminate and have no further effect upon occurrence of any of the following events:

         a.       Thirty (30) days written notice by either Party.

         b. Expiration of three (3) years from the date of signing this document.

7. Entire Agreement. This agreement constitutes the sole and entire understanding and agreement of the Parties, superseding all prior representations relating to the subject matter hereof.

8. Points of Contact. The points of contact for the parties are as follows:


         LM MS2 -  Judy Dawson
                   9500 Godwin Drive
                   Manassas, VA 20110
                   Tel: 703-367-1486
                   Email: judy.dawson@imco.com

         OPT -     Deborah A. Montagna
                   1590 Reed Road
                   Pennington, NJ 08534
                   Tel: 609-730-0400 x-221
                   Email: dmontagna@oceanpowertech.com


                 LM MS2                                  OPT
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BY     /s/ [ILLEGIBLE]                BY:    /s/ GEORGE W. TAYLOR
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                                             George W. Taylor

TITLE: V.P. Business Development      TITLE: CEO
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DATE:  9/19/2006                      DATE:  Sept 13, '06
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